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                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Home Shopping Network, Inc. on Form S-8 of our reports dated October 15, 1992 (February 15, 1995 as to Note I to the consolidated financial statements) appearing in and incorporated by reference in the Annual Report on Form 10-K of Home Shopping Network, Inc. for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP


Tampa, Florida
April 21, 1995